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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF TRANSPRO, INC.

     The following sets forth a list of all the direct and indirect subsidiaries as of December 31,2000 of TransPro, Inc., a Delaware corporation (the "Company"), and the State or other jurisdiction of incorporation or organization of each.

                      NAME                                   JURISDICTION OF INCORPORATION OR
                      ----                                             ORGANIZATION
                                                                       ------------
          Allen Heat Transfer Products, Inc.                             Delaware
          CROWN CREW CAB, INC.                                           Delaware
          GO/DAN Industries, Inc.                                        Delaware
          GO/DAN de Mexico, SA de C.V.                                    Mexico
          Radiadores GDI, SA de C.V.                                      Mexico
          TransPro Indus Ltd.                                            Mauritius
          EVAP, Incorporated                                               Texas